UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report: November 2, 2007

CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA                                                   0-28331                                                       84-1047159
(State of Incorporation or                      (Commission File Number)                     (I.R.S. Employer
 organization)                                                                                                       Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

ITEM 3.02   Unregistered Sales of Equity Securities; ITEM 8.01 Other Events.  On November 2, 2007, CHDT Corp. (CHDT) and Howard Ullman, CHDT Chairman of the Board and a principal shareholder, agreed to convert and converted $1,000,000 principal amount of promissory notes issued to Mr. Ullman for cash loans to CHDT into 416,708 shares of CHDT Series B Convertible Preferred Stock, $.10 par value (“Preferred Shares”).  The conversion was made to eliminate the debt from CHDT financial statements as part of CHDT effort to attract bank financing for the STP-branded product line of Capstone Industries, Inc., a wholly-owned CHDT subsidiary.  CNDT has financed the roll-out of the STP-branded product line by equity investments by investors under a private placement and loans from CHDT management members.  The conversion had been previously reviewed and approved by CHDT independent directors.   Attached to this Report as Exhibit 99.1 is a press release concerning this conversion. If the Preferred Shares are converted to Common Stock, the conversion would increase Mr. Ullman’s total ownership of shares of Common Stock to 369,849,638 which represents 61 % of the outstanding shares.

Each Preferred Share can be converted upon demand into 66.66 shares of CHDT Common Stock.   The Preferred Shares are senior to the Common Stock for any CHDT liquidation and dividend distributions, but the Preferred Shares have no voting rights.  The Certificate of Designation for the Preferred Shares is set forth in Exhibit 99.2 to this Report.

IEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT                                                                DESCRIPTION
Exhibit 99.1                                                                Press release, date November 5, 2007, regarding the
Debt Conversion by Howard Ullman

Exhibit 99.2                                                                Certificate of Designation for Series B Convertible
Preferred Stock, $.10 par value.

SIGNATURE

Pursuant to the requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

CHDT CORP.

Date: November 4, 20075

By:
/s/ Gerry McClinton
Gerry McClinton, Chief Operating Officer

EXHIBIT                                                                DESCRIPTION
Exhibit 99.1                                                                Press release, date November 4, 2007, regarding the
Debt Conversion by Howard Ullman

Exhibit 99.2                                                                Certificate of Designation for Series B Convertible
Preferred Stock, $.10 par value.